EXHIBIT 10.5

AMENDMENT NO. 1 TO THE
10% COINSURANCE ECONOMIC TRUST AGREEMENT

This AMENDMENT NO. 1, dated as of March 31, 2016 (the “Amendment”), to the 10% Coinsurance Economic Trust Agreement, dated March 29, 2010 (the “Agreement”), among Prime Reinsurance Company, a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (the “Grantor”), Primerica Life Insurance Company, a Massachusetts-domiciled stock life insurance company (the “Beneficiary”), and The Bank of New York Mellon, a banking corporation with trust powers organized and existing under the laws of the State of New York (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Grantor, the Beneficiary and the Trustee have entered into the Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Grantor, the Beneficiary and the Trustee now desire to amend the Agreement as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

2.	Amendment to Trust Agreement.
(i)	Schedule A of the Agreement is hereby amended and restated as set forth on Annex I hereto.
(ii)	Section 11 of the Agreement is hereby amended to add the following definition:

The term "Insolvency Proceeding" means any insolvency proceeding under Chapter 145 of Title 8 of the Vermont Statutes Annotated or any proceeding or petition seeking liquidation, reorganization, rehabilitation, dissolution, sequestration, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, insolvency, winding-up, receivership, conservatorship, debtor relief or any proceeding or relief for the appointment of any liquidator, rehabilitator, trustee, receiver, conservator, custodian, sequestrator, or similar official, marshalling of assets or any proceeding, in each case whether under the Bankruptcy Code, any state insurance insolvency statute or code similar to any of the foregoing, or any other federal, state or foreign law.

(iii)	Section 17 of the Agreement is hereby amended and restated as follows:

Unless otherwise provided in this Agreement, any notice and other communication required or permitted hereunder shall be in writing and shall be (i) delivered personally, (ii) sent by electronic media (by SWIFT, emailed pdf or other similar and reliable means), or in the event that electronic transmission is unavailable for any reason, by facsimile transmission (and immediately after transmission confirmed by telephone), or (iii) sent by certified, registered or express mail, postage prepaid; provided, however, that any Party delivering a communication by facsimile transmission shall retain the electronically generated confirmation of delivery, showing the telephone number to which the transmission was sent and the date and time of the transmission.  Any such notice shall be deemed given when so delivered personally, sent by electronic media or by facsimile transmission (and immediately after such facsimile transmission confirmed by telephone) or, if mailed, on the date shown on the receipt therefor, as follows:

if to the Grantor:

Prime Reinsurance Company, Inc.
c/o Marsh Management Services Inc.
100 Bank Street, Suite 600,
Burlington, Vermont 05402
Facsimile: (802) 864-0328

with copies to (which shall not constitute notice to the Grantor for purposes of this Section 17):

Robert Sullivan, Esq.
Jon Hlafter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

if to the Beneficiary:

Primerica Life Insurance Company
1 Primerica Parkway
Duluth, GA 30099-0001
Facsimile:  (770) 564-6174

with copies to (which shall not constitute notice to the Beneficiary for purposes of this Section 17):

David Luce, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas

New York NY 10020
(212) 335-4735

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street
Mailstop: 101-0850

New York, New York 10286

Attention: Insurance Trust and Escrow Group/Patricia Scrivano

Facsimile: (732) 667-9536

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties.

(iv)A new Section 20 of the Agreement is hereby added as follows:

20. Non-Petition.

The Trustee agrees that it shall not petition, request or take any action to commence any Insolvency Proceeding in respect of the Grantor or a substantial part of its assets.

3.	Representations and Warranties.

The Grantor, the Beneficiary and the Trustee each hereby represents and warrants with respect to itself as of the date of this Amendment, that:

(i)

It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Amendment and to perform its obligations hereunder; and

(ii)

This Amendment has been duly authorized, executed and delivered by it, constitutes a valid and legally binding obligation of it, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits it’s execution or performance of this Amendment.

4.	Governing Law.

This Amendment shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of laws thereof.  Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this agreement or the relationship established hereunder.  This provision is a material inducement for the parties to enter into this Amendment.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the Commonwealth of Massachusetts.

5.	Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.Ratification.

Except as expressly modified hereby, all of the terms of the Agreement shall remain in full force and effect.

7.Severability.

In the event that any provision of this Amendment shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Amendment.

8.	Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Amendment.

9.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of such counterparts together shall constitute but one and the same Amendment.    The parties may sign and deliver this Amendment by electronic transmission, including PDF.  All the parties agree that the delivery of the Amendment by electronic transmission shall have the same force and effect as delivery of original signatures and that each party may use such electronic signatures as evidence of the execution and delivery of this Amendment by both parties to the same extent that an original signature could be used.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PRIME REINSURANCE COMPANY, INC.,

as Grantor

By:	/s/Reza Shah
Name:	Reza Shah
Title:	CEO

PRIMERICA LIFE INSURANCE COMPANY,

as Beneficiary

By:	/s/ Dan Settle
Name:	Dan Settle
Title:	Executive Vice President

THE BANK OF NEW YORK MELLON,

as Trustee

By:	/s/ Ignazio Tamburello
Name:	Ignazio Tamburello
Title:	Vice President

[Signature Page to Amendment No. 1 to the 10% Coinsurance Economic Trust Agreement]